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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     October 31, 2000


                      Fleet Bank (RI), National Association
             (Exact name of registrant as specified in its charter)

                                on behalf of the

                        Fleet Credit Card Master Trust II

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
         United States                     333-38650-01                    050495490
(State or Other Jurisdiction of      (Commission File Number)     (IRS Employer Identification
        Incorporation)                                                      Number)


         111 Westminster Street
        Providence, Rhode Island                                    02903
(Address of Principal Executive Office)                           (Zip Code)

Registrant's telephone number, including area code (401) 278-5451

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.           Not Applicable.

Item 2.           Not Applicable.

Item 3.           Not Applicable.

Item 4.           Not Applicable.

Item 5. On October 30, 2000, the Registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure of $611,250,000 aggregate principal amount of Class A Floating Rate Asset Backed Certificates, Series 2000-D and $56,250,000 aggregate principal amount of Class B Floating Rate Asset Backed Certificates, Series 2000-D, each of the Fleet Credit Card Master Trust II. The series term sheet is attached hereto as Exhibit 99.01.

Item 6.           Not Applicable.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  Exhibits

The following is filed as an Exhibit to this Report under Exhibit 99.01.

         Exhibit 99.01 Series Term Sheet dated October 30, 2000, with respect to the proposed issuance of the Class A Floating Rate Asset Backed Certificates and the Class B Floating Rate Asset Backed Certificates of the Fleet Credit Card Master Trust II, Series 2000-D.

Item 8.           Not Applicable.

Item 9.           Not Applicable.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FLEET BANK (RI), NATIONAL ASSOCIATION
                                             On behalf of the Fleet Credit Card
                                             Master Trust II



                                           By:    /s/ Jeffrey A. Lipson
                                                  ----------------------------
                                           Name:  Jeffrey A. Lipson
                                           Title:   Vice President
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                                  EXHIBIT INDEX


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
Exhibit           Description
-------           -----------
Exhibit 99.01     Series Term Sheet dated October 30, 2000, with respect to the proposed issuance of the Class A Floating Rate Asset Backed
                  Certificates and the Class B Floating Rate Asset Backed
                  Certificates of the Fleet Credit Card Master Trust II, Series
                  2000-D.
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